SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:
/X/ Preliminary Information Statement
/ / Definitive Information Statement

EXPRESS SYSTEMS CORPORATION
(Name of Registrant As Specified In Charter)

Not Applicable
(Name of Person(s) Filing the Information Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
/ X / No fee required.
/ / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

Common Stock, par value $0.001 per share

2) Aggregate number of securities to which transaction applies:

20,110,400 shares of Common Stock

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4) Proposed maximum aggregate value of transaction:

/__/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

EXPRESS SYSTEMS CORPORATION
114 W. Magnolia Street, Suite 446
Bellingham, WA 98225

Notice of Written Consent of Stockholders
December __, 2006

Stockholders of EXPRESS SYSTEMS CORPORATION

This Information Statement is circulated to advise the stockholders of action already approved and taken by written consent of the stockholders who collectively hold a majority of the voting power of our capital stock. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

The actions were taken on _________, 2006:

1.	Approved an amendment of the Company’s Articles of Incorporation increasing the number of authorized shares of Common Stock from 25,000,000 to 300,000,000.
2.	Approved an amendment of the Company’s Articles of Incorporation to change the name of the Company from Express Systems Corporation to Manas Petroleum Corporation.

The Company will file a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada on _______, 2006. The Certificate of Amendment will become effective upon filing.

Attached hereto for your review is an Information Statement relating to the above-described actions.

By Order of the Board of Directors,

/s/ Randle Barrington-Foote
Randle Barrington-Foote, President and Director

December 15, 2006
Bellingham, Washington 98225

EXPRESS SYSTEMS CORPORATION

INFORMATION STATEMENT

This Information Statement, which is being mailed to stockholders on or about December 15, 2006, is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, by the management of Express Systems Corporation (the “Company”), a Nevada corporation, for use in connection with certain actions that were taken by the written consent by the holders of the majority of the outstanding voting capital stock of the Company.

NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of the holders of the majority of the outstanding voting capital stock of the Company in lieu of a special meeting of the stockholders on___________, 2006:

1.	Approved an amendment of the Company’s Articles of Incorporation increasing the number of authorized shares of Common Stock from 25,000,000 to 300,000,000.
2.	Approved an amendment of the Company’s Articles of Incorporation to change the name of the Company from Express Systems Corporation to Manas Petroleum Corporation.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER
ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

THE APPROXIMATE DATE OF MAILING OF
THIS INFORMATION STATEMENT IS DECEMBER 15, 2006

Stockholders of record at the close of business on December 11, 2006 (the "Record Date") are entitled to notice of the action. As of the Record Date, our authorized capitalization consisted of 25,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of which 20,110,400 shares were issued and outstanding. Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by written consent; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents have been solicited in connection with this Information Statement.

Approval by Stockholders

Pursuant to Section 78.390 of the Nevada General Corporation Law, the amendments must be approved by the holders of a majority of the aggregate voting power of the Common Stock. In order to obtain the required approval of the our stockholders, we could have either convened a special meeting of the stockholders of the Common Stock for the specific purpose of voting on the amendments, or we could have sought the written consent from the holders of a majority of the aggregate voting power of the Common Stock. In order to eliminate the costs and management time involved in holding a special meeting, we determined to utilize the written consent of the holders of a majority of the aggregate voting power of the Common Stock. The elimination of the need for a special meeting of stockholders is made possible by Section 78.320 of the Nevada General Corporation Law, which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting provided that a consent, in writing, setting forth the action so taken is signed by stockholders having at least the minimum number of votes that would be necessary to authorize such action at a meeting. Under Nevada law, a vote of the majority of our issued and outstanding shares was required to approve the amendments.

On ________, 2006, the written consents of the holders of the majority of our issued and outstanding shares were received by our corporate Secretary, authorizing our Board of Directors and officers to take all actions necessary to cause the Certificate of Amendment to be filed with the Office of the Secretary of State of the State of Nevada. Nevada law requires us to notify each stockholder who has not consented to the action in writing and who, if the action had been taken at a meeting, would have been entitled to vote at the meeting of the action taken by written consent.

Dissenters Rights of Appraisal

The right to judicial appraisal of your shares of Common Stock is not applicable under Nevada law to the amendments.

CURRENT INFORMATION REGARDING THE COMPANY

OVERVIEW

Express Systems Corporation (the “Company” or “Express”) was incorporated on July 9, 1998 in the State of Nevada. The Company currently is a development stage company.

The Company’s main goal was to generate revenue by generating lists of opt-in leads to be sold both on a wholesale and retail basis to buyers of the leads. The Company had major concerns, though, that the ability to send mass e-mails may be limited in the future and it has decided to exit that business. Thus, on November 24, 2006, the Company entered into a definitive share exchange agreement (the “Agreement”) with DWM Petroleum AG (“DWM”), a Swiss corporation. The description of this transaction is described below.

On September 25, 2006, the Company entered into a non-binding letter of intent with DWM to acquire 100% of the issued and outstanding shares of DWM in exchange for 80% of the Company’s shares of common stock or approximately 80,000,000 shares (the “Share Exchange”) on a fully-diluted basis subject to the Company raising over $10,000,000 in private placements necessary to complete the transaction. DWM is engaged in the exploration of oil and gas in Kyrgyzstan and Albania. In addition, if any such acquisition is completed and the company also agreed to issue 500,000 shares for every 50 million barrels of P50 petroleum reserves net to the Company from the Kyrgystan and Albanian assets held by DWM up to a maximum of 2.0 billion barrels.

On November 24, 2006, the Company entered into a definitive share exchange agreement (the “Agreement”) with DWM. The Agreement is subject to certain conditions including its execution by DWM stockholders holding at least 95% of its outstanding common stock. The agreement calls for the Company to increase its authorized share capital from 25,000,000 common shares with a par value of $0.001 to 200,000,000 (subsequently increased to 300,000,000) common shares with a par value of $0.001 prior to closing and to effect a 2:1 forward stock split. On closing the Company will issue 80,000,000 common shares to the shareholders of DWM Petroleum AG in exchange for a minimum of 95% of the shares of DWM Petroleum AG.

As a condition of closing, the Company is obligated to have sold a minimum of 10,000,000 Units and a maximum of 12,000,000 at $1 per Unit. Each Unit will consist of 1 share, ½ Series A warrant exercisable at $2 per share, and ½ Series B warrant exercisable at $4 per share.

The Company shall have the obligation to issue 500,000 shares of its common stock over time to the former DWM shareholders for every 50 million barrels of P50 reserves net to the Company from exploration in Kyrgyzstan and Albanian up to a maximum of 2.5 billion barrels of P50 oil reserves.

Contemporaneously with the closing of the acquisition, the Company anticipates that it will sell its wholly owned subsidiary, Masterlist, Inc. to its sole employee for a cash payment yet to be finalized and 5 annual payments equal to 5% of the gross sales of Masterlist, Inc. over the term. Subject to fulfilling the conditions provided for in the Agreement, the Company anticipates closing the Agreement by January 31, 2007.

Subsequent to the execution of the Agreement, the Board of Directors of the Company declared a dividend of 1 share for each outstanding share of common stock held of record on December 6, 2006.

UNLESS OTHERWISE NOTED, THE NUMBER OF SHARES REFLECTS THE 2:1 SPLIT.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock.

General

Our authorized capital stock consists of 25,000,000 shares of common stock, par value $.001 per share.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our articles of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of our directors standing for election. Holders of our common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and non-assessable.

Market for Common Equity and Other Stockholder Matters

Our common stock is trading on the OTC Bulletin Board under the symbol “EXPY”. Inclusion on the OTC Bulletin Board permits price quotation for our shares to be published by such service.

MANAGEMENT

Directors and Executive Officers

The following sets forth the age and position held by our directors and executive officers as of the date of this information statement:

Name	Age	Positions and Offices Held
Randle Barrington-Foote	53	CEO, President and Chairman of the Board
Richard Brown	47	Director, Chief Financial Officer and Treasurer
Steven A. Sanders	61	Director, Secretary

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of December 11, 2006, the shares of our voting capital stock beneficially owned by each person, including management, known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock.

All persons named in the table have the sole voting and dispositive power, unless otherwise indicated, with respect to common stock beneficially owned. Beneficial ownership of shares of common stock that are acquirable within 60 days upon the exercise or conversion of convertible securities are listed separately, and for each person named in the table, the calculation of percent of class gives effect to those acquirable shares.

Name of Beneficial Owner/ Identity of Group	Number of Shares of Common Stock Beneficially Owned	% of Beneficial Ownership

G.M. Capital Partners, Ltd. (1) Usteristrasse19 POB 6681 CH-8023 Zurich Switzerland	2,000,000	9.9%

Daimler Capital Partners Ltd. (2) CP 59 CH-4009 Basel Switzerland	1,700,000	8.5%

Mandarin Management Services Ltd. (3) c/o Gestrust SA 2 Rue Thalberg CH-1211 Geneve 1 Switzerland	1,245,600	6.2%

Mokandi International SA (4)	1,500,000	7.5%

Staedtle 31 FL-9490 Vaduz Liechtenstein

Nautilus Technologies Ltd. (5) c/o Gestrust SA 2 Rue Thalberg CH-1211 Geneva Switzerland	1,200,000	6.0%

Philestine Management SA (6) c/o Anca Fiduciaire, SA 6 Rue Arnold-Winkelried CH-1201 Geneva Switzerland	1,150,000	7.5%

Shamrock Group Holdings Ltd. (7) c/o Anca Fiduciaire, SA 6 Rue Arnold-Winkelried CH-1201 Geneva Switzerland	1,200,000	6.0%

Tiffany Financial Trading Inc. (8) c/o Gestrust SA 2 Rue Thalberg CH-1211 Geneva Switzerland	1,200,000	6.0%

Tiger Eye Holdings Ltd. (9) c/o Gestrust SA 2 Rue Thalberg CH-1211 Geneva Switzerland	1,500,000	7.5%

All officers and directors as a group (10)	150,000	<1%

(1) J.A. Michie, managing director, Mark Hartman and Martin Stuiki shareholders.
(2) Alain Esseiva, managing director
(3)  Bill Meadow, director, shareholder
(4)  Klaus Boehler, director, shareholder
(5) Marc Angst, director
(6) Catherine Dixon, director, shareholder
(7) Tanya Tamone, director, shareholder
(8) Ping Lai, director, shareholder
(9) Walter Stapfer, director, shareholder
(10) Randle Barrington-Foote, CEO and director; Richard Brown, CFO and director; Steven A. Sanders, secretary and director

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions to be approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

Effect an amendment of the Company’s Articles of Incorporation to reflect the following:

Name Change

On November 24, 2006 our Board of Directors unanimously approved an amendment to the Company’s Articles of Incorporation to change the name of the Company from Express Systems Corporation to Manas Petroleum Corporation (the “Name Change”). The Board of Directors believes that the Name Change is in the best interest of the Company’s stockholders as the new name more accurately reflects the long-term growth strategy of the Company. On that same day the Company received the consent of the majority of the outstanding shares of our common stock.

Increase of Authorized

On November 24, 2006, Our Board of Directors unanimously approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Company common stock from 25,000,000 to 300,000,000 and the written consent of a majority of the shares of Company common stock was obtained.

The increase in the authorized number of shares of Company common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Company common stock could be issued (within the limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Company common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. Further, such increase could enable the Company to acquire additional assets or businesses through issuance of its common stock.

On or about January __, 2007, the Company will file an amendment to our Articles of Incorporation to change the name of the Company and increase the authorized number of shares of common stock from 25,000,000 to 300,000,000. This amendment will not be filed until after a date which is at least ten (10) days after the mailing of this Definitive Information Statement.

The proposed Certificate of Amendment of the Articles of Incorporation (“Certificate of Amendment”), attached hereto as Appendix A, will cause the amendments to become effective when it is filed with the Nevada Secretary of State. We anticipate that such filing will occur ten (10) days after this Definitive Information Statement is first mailed to stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our board of directors has fixed the close of business on December 11, 2006 as the record date for the determination of stockholders who are entitled to receive this Information Statement. There were 20,110,400 shares of common stock issued and outstanding on that date. We anticipate that this Information Statement will be mailed on or about December 15, 2006 to all stockholders of record as of the Record Date.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada General Corporation Law contains provisions for the indemnification and insurance of directors, officers, employees and agents of a Nevada corporation against liabilities which they may incur in their capacities as such. Those provisions have the following general effects:

(a) Under Subsection 1 of Section 78.7502 of the Nevada General Corporation Law, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, because the person is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding if he (i) is not liable to the corporation or its stockholders under Section 78.138 of the Nevada General Corporation Law, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.138 provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

(b) Under Subsection 2 of Section 78.7502, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if he (i) is not liable to the corporation or its stockholders under Section 78.138, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnification for such expenses as the court deems proper.

(c) Under Subsection 3 of Section 78.7502, a Nevada corporation must indemnify a director, officer, employee or agent to the extent that he has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

(d) Under Section 78.752, a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee or agent, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation protect our directors and officers against personal liability to the Company and any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission o f any such director or officer provided, however, that such indemnification does not eliminate or limit the liability of a director or officer for acts or omission s which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada General Corporation Law. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by Nevada General Corporation Law.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”). Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement contains forward-looking statements. Certain matters discussed herein are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Certain, but not necessarily all, of such statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should,” “estimates” or “anticipates” or the negative thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual transactions, results, performance or achievements of the company to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. These statements may include, but are not limited to matters described in this Information Statement and matters described in “Note on Forward-Looking Statements” in our Annual Report on Form 10-KSB for the year ended March 31, 2006 and our Quarterly Reports on Forms 10-QSB for the first two quarters of the Company’s fiscal year. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions and business opportunities, we can give no assurance that our expectations will be attained or that any deviations will not be material. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact William S. Rosenstadt, Esq. of Rubin, Bailin, Ortoli LLP, 405 Park Avenue, New York, New York 10022.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at Room 1580, 100 F Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

We filed our annual report for the fiscal year ended March 31, 2006 on Form 10-KSB, the quarterly reports on Forms 10-QSB for the first two quarters of the Company’s fiscal year and a current report on Form 8-K with the SEC. A copy of any of those reports (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any stockholder to William S. Rosenstadt, Esq., Rubin, Bailin, Ortoli LLP, 405 Park Avenue, New York, New York 10022. Copies of all exhibits to any of the reports are available upon a similar request, subject to payment of a $.50 per page charge to reimburse us for expenses in supplying any exhibit.

INFORMATION INCORPORATED BY REFERENCE

The following documents are incorporated herein by reference and to be a part hereof from the date of filing of such documents:

Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006;
Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006; and
Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date of the action taken described herein, including the aforementioned reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any stockholder, to whom this Information Statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by us and certain stockholders that consented to the action taken herein. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

  /s/ Randle Barrington-Foote
  Randle Barrington-Foote, President

December 15, 2006
Bellingham, Washington 98225

EXHIBIT A

STATE OF NEVADA
CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Laws of the State of Nevada does hereby certify:

FIRST: That at a meeting of the Board of Directors of Express Systems Corporation resolutions were duly adopted setting forth a proposed amendments of the Articles of Incorporation of said corporation, declaring said to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendments are as follows:

RESOLVED: that the Articles of Incorporation of this corporation be amended by changing the first paragraph of the Article thereof numbered “I” so that, as amended, said first paragraph of Article I shall be and read as follows:

“The name of the corporation is Manas Petroleum Corporation”

FURTHER RESOLVED: that the Articles of Incorporation of this corporation be amended by changing the first sentence of Article thereof numbered “IV” so that, as amended, said first sentence of Article IV shall be and read as follows:

“The corporation shall be authorized to issue 300,000,000 shares of common stock, par value .001 per share for a total authorized capital stock of $300,000.00, all of which stock shall be entitled to voting power.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 78.320 of the Nevada Revised Statutes at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes.

FOURTH: That the capital of said corporation shall be reduced under or by reason of said amendments.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this __th day of December 2006.

By: /s/ Randle Barrington-Foote

Title: President

Name: Randle Barrington-Foote